SUNPOWER AND ECOWARE SIGN 130 MEGAWATT, FOUR-YEAR CUSTOMER AGREEMENT

SunPower to Ship to Italian Solar Integrator in First Quarter of 2009 to Meet Growing Demand for Solar

SAN JOSE, Calif., Nov 10, 2008 /PRNewswire-FirstCall via COMTEX News Network/ -- SunPower Corporation (Nasdaq: SPWRA, SPWRB), a Silicon Valley-based manufacturer of high-efficiency solar cells, solar panels and solar systems, today announced it has signed a customer contract with Italian solar plant integrator Ecoware, S.p.A.

Under the terms of the agreement, SunPower will provide Ecoware with at least 130 megawatts of its high-efficiency solar panels over the next four years. Ecoware will begin receiving SunPower's solar panels under the agreement in the first quarter of 2009.

"As electric rates continue to rise, SunPower recognizes the long-term growth opportunity for solar power in Italy and throughout Europe," said Howard Wenger, SunPower's president, global business units. "SunPower's high-efficiency solar panels improve the energy delivery and will lower the levelized cost of energy of Ecoware's ground mounted trackers."

Ecoware is a leading Italian systems integrator, designing turn-key power plant solutions. It manufactures dual-axis ground mounted tracker systems, and has designed and installed many solar parks throughout Italy. Ecoware also plans to expand its business into Southern and Eastern Europe.

"SunPower's high-efficiency solar panels maximize the energy output from each of our proprietary ground-mounted tracker systems by up to 50 percent when compared to conventional solar panels," said Leopoldo Franceschini, president of Ecoware. "Italy's abundant sunshine and strong support for solar power offer us the opportunity to substantially expand our operations as one of Italy's leading solar integrators."

About SunPower

SunPower Corporation (Nasdaq: SPWRA, SPWRB) designs, manufactures and delivers high-performance solar electric systems worldwide for residential, commercial and utility-scale power plant customers. SunPower high-efficiency solar cells and solar panels generate up to 50 percent more power than conventional solar technologies and have a uniquely attractive, all-black appearance. With headquarters in San Jose, Calif., SunPower has offices in North America, Europe, Australia, and Asia. For more information, visit http://www.sunpowercorp.com.

About Ecoware

Ecoware (belonging to Kerself Group, listed on the Italian Stock Exchange - Expandi Market), a leading Italian turn-key PV contractor, designs, manufactures and installs commercial and utility-scale power plants with its brand of bankable fixed and biaxial solutions. Member of Kerself Group, Ecoware offers a truly unique range of services including well established scouting operations in Italy and is expanding into both Southern and Eastern European markets. Ecoware headquarters are in Padua, Italy, forty minutes from Venice, Marco Polo Airport. For more information, visit http://www.ecoware.eu.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not represent historical facts. We use words such as "growing," "will," "continue," "plan," "expand," and similar expressions to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, our plans and expectations regarding (a) the growing demand for solar and the long term growth opportunity for solar power in Italy and throughout Europe, (b) electrical rates continuing to rise, (c) providing Ecoware with at least 130 megawatts of its high-efficiency solar panels over the next four years, beginning in the first quarter of 2009, (d) lowering the levelized cost of energy of Ecoware's ground mounted trackers, and (e) Ecoware's expansion plans into Southern and Eastern Europe. These forward-looking statements are based on information available to the company as of the date of this release and management's current expectations, forecasts and assumptions, and involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Such risks and uncertainties include a variety of factors, some of which are beyond the company's control. In particular, risks and uncertainties that could cause actual results to differ include: (i) the company's ability to obtain and maintain an adequate supply of polysilicon, ingots, wafers and other materials, components and products to manufacture its component products; (ii) business and economic conditions, including the current uncertain economic environment and credit crisis, and growth trends in the solar power industry; (iii) the continuation of governmental and related economic incentives promoting the use of solar power; (iv) the continued availability of third-party financing arrangements for the company's and Ecoware's customers; (v) construction difficulties or potential delays in the project implementation process, including transmission access and upgrades; (vi) unanticipated delays or difficulties securing necessary permits, licenses or other governmental approvals; (vii) the risk of continuation of supply of products and components from suppliers; (viii) unanticipated problems with deploying the system on the sites; (ix) the company's ability to ramp new production lines and realize expected manufacturing efficiencies; (x) unforeseen manufacturing equipment delays at the company's fabrication facilities and panel factories; (xi) the company's ability to utilize thinner wafers, reduce kerf loss and otherwise achieve anticipated improvements in polysilicon usage efficiency; (xii) production difficulties that could arise; (xiii) the success of the company's ongoing research and development efforts; (xiv) the company's ability to compete with other companies and competing technologies; (xv) liquidated damages or customer refunds for late installations arising on large scale solar projects (xvi) unanticipated changes in the mix of balance of systems sales; (xvii) unanticipated volatility in market rates for electricity; and (xviii) other risks described in the company's Quarterly Report on Form 10-Q for the quarter ended September 28, 2008, and other filings with the Securities and Exchange Commission. These forward-looking statements should not be relied upon as representing the company's views as of any subsequent date, and the company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.